Filed Pursuant to Rule 424(b)(5)
Registration No. 333-265107

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 26, 2024

Prospectus supplement

(To prospectus dated May 31, 2022)

$75,000,000

Common stock

We are offering $75,000,000 of shares of our common stock, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “STOK.” On March 26, 2024, the last reported sales price for our common stock was $10.29 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds to Stoke Therapeutics, Inc., before expenses	$	$

(1)	See “Underwriting” on page S-18 of this prospectus supplement for additional information regarding underwriter compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to $11,250,000 of additional shares of common stock at the public offering price, less the underwriting discounts and commissions.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk factors” on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the securities against payment on or about     , 2024.

Sole Book-Running Manager

J.P. Morgan

   , 2024

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where you can find more information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Stoke,” “Stoke Therapeutics,” the “Company,” “Registrant,” “we,” “us” and “our” refer to Stoke Therapeutics, Inc., a Delaware corporation, unless otherwise noted. The mark “Stoke Therapeutics” is our registered trademark. The Stoke logo and all product names are our common law trademarks. All other service marks, trademarks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

S-ii

Prospectus supplement summary

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the Securities and Exchange Commission (“SEC”) listed herein under the heading “Incorporation of information by reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Forward-looking statements.”

Our company

We are a clinical-stage company dedicated to addressing the underlying causes of severe diseases by upregulating protein expression with RNA-based medicines. Using our proprietary TANGO (Targeted Augmentation of Nuclear Gene Output) approach, we are developing antisense oligonucleotides (“ASOs”) to selectively restore protein levels. Our first compound, STK-001, is in clinical testing for the treatment of Dravet syndrome, a severe and progressive genetic epilepsy. Dravet syndrome is characterized by frequent, prolonged and refractory seizures beginning within the first year of life. The disease is classified as a developmental and epileptic encephalopathy due to the developmental delays and cognitive impairment associated with it.

Dravet syndrome is one of many diseases caused by a haploinsufficiency, in which a loss of approximately 50% of normal protein levels leads to disease. We are also pursuing treatment for a second haploinsufficient disease, autosomal dominant optic atrophy, the most common inherited optic nerve disorder. Our initial focus is on haploinsufficiencies and diseases of the central nervous system and the eye, although proof of concept has been demonstrated in other organs, tissues, and systems, supporting our belief in the broad potential for our proprietary approach.

Our executive management team has extensive collective expertise in human genetics and modulation of RNA processes using ASOs, as well as a track record of success in rare disease drug development. Our executive team and co-founders have been previously involved with other companies in the discovery, development and commercialization of many treatments for rare diseases, including Sarepta’s Exondys 51 (eteplirsen) and Biogen’s SPINRAZA. Our scientific and clinical advisory boards are comprised of leading experts in the fields of human genetics, pre-mRNA splicing and ASOs, and neurodevelopmental and neurodegenerative diseases. Their involvement in both academic research and clinical practice allows us to gain proprietary and early insight into emerging biology and clinical practice that informs our business strategy.

Corporate information

Stoke Therapeutics, Inc. was founded in June 2014 and was incorporated under the laws of the State of Delaware. Our principal executive offices are located at 45 Wiggins Ave, Bedford, Massachusetts 01730, and our telephone number is (781) 430-8200. Our website address is www.stoketherapeutics.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging growth company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies.

We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our unaudited consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest of (i) the last day of its first fiscal year (a) in which the Company has total annual gross revenues of at least $1.235 billion, or (b) in which the Company is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, (ii) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period and (ii) December 31, 2024.

Smaller reporting company

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company as long as either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in its Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The offering

Common stock offered by us	$75,000,000 of shares of our common stock.

Option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional $11,250,000 of shares of our common stock from us at the public offering price, less underwriting discounts and commissions, for a period of 30 days after the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $ million, or $ million if the option to purchase additional shares is exercised in full by the underwriters, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering, together with our existing cash and cash equivalents, to fund research, clinical and process development and manufacturing of our product candidates, including late-stage development of STK-001 and further development of STK-002, developing additional product candidates, working capital, capital expenditures and other general corporate purposes. See “Use of proceeds.”

Risk factors	You should read the section titled “Risk factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “STOK”.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 45,918,233 shares of common stock outstanding as of December 31, 2023 and excludes the following:

•	6,478,063 shares of common stock issuable upon exercise of options outstanding as of December 31, 2023 with a weighted average exercise price of $9.64 per share;

•	1,513,102 shares of common stock subject to restricted stock units (“RSUs”) granted as of December 31, 2023;

•

4,471,377 shares of common stock reserved and available for future issuance as of December 31, 2023 under our equity incentives plans, consisting of (i) 2,767,209 shares of common stock reserved and available for issuance under our 2019 Equity Incentive Plan (the “2019 Plan”) as of December 31, 2023; (ii) 1,704,168 shares of common stock reserved for issuance under our 2019 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2023; and (iii) 940,300 shares of common stock reserved and available for issuance under our 2023 Inducement Plan (the “2023 Plan”); and

•

shares of our common stock that may be sold from time to time under our at-the-market offering with Cantor Fitzgerald & Co.; 243,362 shares have been sold under this at-the-market offering after December 31, 2023 and no shares may be sold under this at-the-market offering until 60 days after the date of this prospectus supplement.

Except as otherwise indicated, all information in this prospectus supplement assumes no issuance or exercise of outstanding options or RSUs subsequent to December 31, 2023 and no exercise of the underwriters’ option to purchase additional shares of common stock.

Risk factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference herein. If any of the risks incorporated by reference or set forth below occurs, our business, operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our common stock to decline.

Risks related to this offering

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. Based on the public offering price of $   per share and our net tangible book value as of December 31, 2023, if you purchase shares of common stock in this offering, you will suffer immediate dilution of $   per share with respect to the net tangible book value of the common stock. For a more detailed discussion of the foregoing, see the section titled “Dilution” below. To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, we expect to raise additional capital in the future and if we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering to fund research, clinical and process development and manufacturing of our product candidates, including late stage development of STK-001 and further development of STK-002, developing additional product candidates, working capital, capital expenditures and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short-term or long-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our common stock.

We may raise money through additional public or private offerings of our equity securities or equity-linked securities. For example, in May 2022, we entered into an “at-the-market” program with Cantor Fitzgerald & Co. pursuant to which we may sell shares of our common stock from time to time, subject to certain conditions. Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock.

In connection with this offering, we and our directors, executive officers and certain of our affiliated stockholders have entered into lock-up agreements for a period of 60 days following this offering. The lock-up agreements are subject to various exceptions, and we and our directors and executive officers may be released from the lock-up agreements prior to the expiration of the lock-up period at the sole discretion of the representatives. See “Underwriting.” Upon expiration or earlier release of the lock-up agreements, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

We also expect that significant additional capital may be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

In addition, we have a significant number of stock options outstanding, and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future in connection with a financing, an acquisition, a litigation settlement, employee arrangements or otherwise. In the event that the outstanding options are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

Forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including those described in Part II, Item 1A, “Risk factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as those discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and accompanying prospectus and any free writing prospectus. Moreover, we operate in a competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. The forward-looking statements in this prospectus supplement include, among other things, statements about:

•	our ability to become profitable;

•	our ability to procure sufficient funding;

•	our limited operating history;

•

the direct and indirect impact of inflation, interest rates, foreign currency exchange rates, instability in the global banking system, geopolitical conflict and macroeconomic conditions, including as a result of a potential temporary federal government shutdown, on our business, financial condition and operations, including on our expenses, supply chain, strategic partners, research and development costs, clinical trials and employees;

•	our ability to develop, obtain regulatory approval for and commercialize STK-001, STK-002 and our future product candidates;

•	our success in early preclinical studies or clinical trials, which may not be indicative of results obtained in later studies or trials;

•	the success of our collaboration with Acadia Pharmaceuticals and our ability to enter into successful collaborations in the future;

•	the availability of coverage and adequate reimbursement from third party payors for STK-001, STK-002 and our future product candidates, if such products are approved;

•	our ability to identify patients with the diseases treated by STK-001, STK-002 or our future product candidates, and to enroll patients in trials;

•	the success of our efforts to use TANGO to expand our pipeline of product candidates and develop marketable products;

•	our ability to obtain, maintain, enforce and protect our intellectual property;

•	our reliance upon intellectual property licensed from third parties;

•	our ability to identify, recruit and retain key personnel;

•	our financial performance; and

•	developments or projections relating to our competitors or our industry.

The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as required by law. We intend the forward-looking statements contained in this prospectus to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Use of proceeds

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $    million, or $    million if the underwriters’ option to purchase additional shares is exercised in full.

We currently intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, to fund research, clinical and process development and manufacturing of our product candidates, including late stage development of STK-001 and further development of STK-002, developing additional product candidates, working capital, capital expenditures and other general corporate purposes. Additionally, we may use a portion of the net proceeds from this offering to expand our current business by in-licensing or acquiring, as the case may be, commercial products, product candidates, technologies, compounds, other assets or complementary businesses. However, we have no current commitments or obligations to do so.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds.

Pending these uses, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

Dividend policy

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2023 was approximately $159.6 million, or $3.48 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2023. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of     shares of our common stock at the public offering price of $   per share of common stock and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as December 31, 2023 would have been approximately $   million, or $   per share. This represents an immediate increase in net tangible book value of $   per share to existing stockholders and immediate dilution of $   per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share as of December 31, 2023	$3.48
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering

As adjusted net tangible book value per share after this offering

Dilution per share to investors purchasing our common stock in this offering		$

If the underwriters exercise their option to purchase    shares in full, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $   per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $   per share.

The foregoing tables and calculations are based on 45,918,233 shares of common stock outstanding as of December 31, 2023 and excludes the following:

•	6,478,063 shares of common stock issuable upon exercise of options outstanding as of December 31, 2023 with a weighted average exercise price of $9.64 per share;

•	1,513,102 shares of common stock subject to RSUs granted as of December 31, 2023;

•

4,471,377 shares of common stock reserved and available for future issuance as of December 31, 2023 under our equity incentives plans, consisting of (i) 2,767,209 shares of common stock reserved and available for issuance under the 2019 Plan as of December 31, 2023; (ii) 1,704,168 shares of common stock reserved for issuance under the ESPP as of December 31, 2023; and (iii) 940,300 shares of common stock reserved and available for issuance under the 2023 Plan; and

•

shares of our common stock that may be sold from time to time under our at-the-market offering with Cantor Fitzgerald & Co.; 243,362 shares have been sold under this at-the-market offering after December 31, 2023 and no shares may be sold under this at-the-market offering until 60 days after the date of this prospectus supplement.

Except as otherwise indicated, all information in this prospectus supplement assumes no issuance or exercise of outstanding options or RSUs subsequent to December 31, 2023 and no exercise of the underwriters’ option to purchase additional shares of common stock.

To the extent that outstanding options have been or may be exercised, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

Material U.S. federal income tax consequences to non-U.S. holders

The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of shares of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation, does not discuss the potential application of the alternative minimum tax or Medicare contribution tax on net investment income, and does not deal with state or local tax laws, any U.S. federal non-income tax laws such as gift and estate tax laws, except to the limited extent provided below, or any non-U.S. tax laws that may be relevant to Non-U.S. Holders in light of their particular circumstances.

Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), such as:

•	insurance companies, banks and other financial institutions;

•	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

•	foreign governments and international organizations;

•	broker-dealers and traders in securities;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons that own, or are deemed to own, more than 5% of our common stock;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); and

•

partnerships and other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes, and investors in such entities (regardless of their places of organization or formation).

Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of the partnership and the partners thereof generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

Furthermore, the discussion below is based upon the provisions of the Code, U.S. Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the U.S. Internal Revenue

Service (“IRS”), and judicial decisions, in each case as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, or could be subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

NON-U.S. HOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

For the purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of common stock, other than a partnership (or entity or arrangement treated as partnership for U.S. federal income tax purposes), that is not, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust that (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

Distributions

We do not expect to make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “Material U.S. federal income tax consequences to non-U.S. holders—gain on disposition of our common stock.”

Subject to the discussions below under the sections titled “Material U.S. federal income tax consequences to non-U.S. holders—Backup withholding and information reporting” and “—Foreign accounts,” any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under an income tax treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under the treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to the applicable withholding agent. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the same rates applicable to United States persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

Gain on disposition of our common stock

Subject to the discussions below under the sections titled “Material U.S. federal income tax consequences to non-U.S. holders—Backup withholding and information reporting” and “—Foreign accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien who is an individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the Non-U.S. Holder’s holding period in the common stock.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the same U.S. federal income tax rates applicable to United States persons. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) of their effectively connected earnings and profits for the taxable year, as adjusted for certain items. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S.-source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a United States real property holding corporation if U.S. real property interests as defined in the Code and the U.S. Treasury Regulations comprised (by fair market value) at least half of the sum of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. However, there can be no assurance that we will not become a United States real property holding corporation in the future. Even if we were to be treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock would not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period and (2) our common stock is regularly traded on an established securities market. Our common stock currently trades on The Nasdaq Global Select Market, which is an established securities market for this purpose. However, there can be no assurance that our common stock will qualify as regularly traded on an established securities market now or as of the date of a disposition of our common stock by a Non-U.S. Holder.

U.S. federal estate tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and, therefore, will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.

Backup withholding and information reporting

Generally, we or certain financial middlemen must report information to the IRS with respect to any distributions we pay on our common stock, including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Distributions paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. federal backup withholding. U.S. federal backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8 ECI, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. broker or a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, or IRS Form W-8 ECI, as applicable, or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign accounts

In addition, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments, including dividends paid to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally also would apply to payments of gross proceeds from the sale or other disposition of common stock. Under proposed regulations, however, no withholding will apply with respect to payments of gross proceeds from a sale or other disposition of our common stock. The preamble to the proposed regulations specifies that taxpayers are permitted to rely on such proposed regulations pending finalization.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX OR UNDER ANY APPLICABLE TAX TREATY.

Underwriting

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as the sole book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC
Total

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $    per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $    per share from the public offering price. After the offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The offering of shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have an option to buy up to    additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $    per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $    . We have agreed to reimburse the underwriters for expenses of up to $    related to clearance of this offering with the Financial Industry Regulatory Authority, or FINRA.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing equity incentive plans.

Our directors, executive officers and certain shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

The restrictions described in the immediately preceding paragraph do not apply to, among other items, transfers or dispositions of shares of common stock:

•	as a bona fide gift, including bona fide gifts to a charity or educational institution, or for bona fide estate planning purposes;

•	to any trust for the direct or indirect benefit of the party subject to the lock-up restrictions or the immediate family of such person;

•	to any corporation, partnership, limited liability company or other entity under the ownership of the party subject to the lock-up restrictions or the immediate family of such person;

•	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the party subject to the lockup restrictions;

•	as distributions to partners, members or stockholders of the party subject to the lock-up restrictions; and

•	as transfers to affiliates, investment funds or other entities controlled or managed by the party subject to the lock-up restrictions; and

provided that in the case of any transfer or distribution pursuant to the six subclauses above, (i) each transferee, donee or distributee shall sign and deliver a lock-up letter in the form executed by the party subject to the lock up restrictions and (ii) no filing or other public announcement under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made during the restricted period (other than a filing on Form 5 or a required filing on a Schedule 13F or 13G);

•

the transfer pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a change of control; provided that in the event such tender offer, merger, consolidation or other such transaction is not completed, the shares of our common stock shall remain subject to the lock-up restrictions;

•

the exercise of outstanding warrants or options to purchase shares of common stock granted under any stock incentive plan or stock purchase plan of ours, provided that the underlying shares shall continue to be subject to the lock-up restrictions;

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of shares of common stock during the restricted period and (ii) no filing under the Exchange Act or other public announcement shall be required or voluntarily made by or on behalf of the party subject to the lock-up restrictions regarding the establishment of such plan;

•

the transfer or disposition of shares of common stock acquired in this offering or on the open market following this offering, provided that no filing under the Exchange Act or other public announcement shall be required or voluntarily made in connection with such transfer or disposition during the restricted period (other than a required filing on a Schedule 13F or 13G);

•

transfers or surrenders to us of shares of common stock pursuant to any contractual arrangement that provides us with an option to repurchase such shares in connection with the termination of the party subject to the lock-up’s employment or service relationship with us, or pursuant to a right of first refusal with respect to transfers of such shares of common stock or other securities, or on a cashless or “net exercise” basis or to cover tax withholding obligations of the party subject to the lock-up, in connection with the vesting or exercise of such shares of common stock or other securities, provided that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such circumstances described above and no other public announcement shall be required or voluntarily made in connection with such transfers or surrenders; and

•

transfers or dispositions of shares of common stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient of such shares shall execute and deliver to J.P. Morgan Securities LLC a lock-up letter in the form executed by the party subject to the lock-up restrictions, provided, further that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and no other public announcement shall be required or voluntarily made in connection with such transfer or disposition.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “STOK.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Global Select Market in the over-the-counter market or otherwise.

In addition, in connection with this offering, certain of the underwriters may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would existing the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates may in the future provide various commercial banking, financial advisory or investment banking advice or other services in the ordinary course of their business, for which they will receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their respective affiliates, officers, directors and employees may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of our securities and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in our securities.

Selling restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation (“Prospectus Regulation”), except that offers of the shares of our common stock may be made under the following exemptions under the Prospectus Regulation:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(iii)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation; provided that no such offer of the shares of our common stock shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of our common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the Financial Conduct Authority, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares of our common stock shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).

Australia

This prospectus supplement:

(i)	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the “Corporations Act”;

(ii)	has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

(iii)	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or the Exempt Investors.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(i)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(ii)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)	corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

British Virgin Islands

The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on our behalf. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (BVI Companies), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

China

This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the FSCMA), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the FETL). The shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (the Commission) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and

Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the South African Companies Act)) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96(1)(b)

the offer, transfer, sale, renunciation or delivery is to:

(i)	persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)	the South African Public Investment Corporation;

(iii)	persons or entities regulated by the Reserve Bank of South Africa;

(iv)	authorized financial service providers under South African law;

(v)	financial institutions recognised as such under South African law;

(vi)	a wholly owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)	any combination of the person in (i) to (vi); or

Section 96(1)(b)

the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the Addressed Investors); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the Qualified Investors). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Legal matters

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Fenwick & West LLP, New York, New York. Certain legal matters with respect to the securities offered hereby will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements of Stoke Therapeutics, Inc. and its subsidiary as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 45 Wiggins Ave, Bedford, Massachusetts 01730, during normal business hours.

Information about us is also available at our website at http://www.stoketherapeutics.com. However, the information on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Incorporation of information by reference

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our Current Report on Form 8-K filed with the SEC on January 8, 2024 (but only with respect to Item 8.01); and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 11, 2019 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Stoke Therapeutics, Inc., 45 Wiggins Ave, Bedford, Massachusetts 01730, and our telephone number is (781) 430-8200. See the section of this prospectus supplement titled “Where you can find more information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PROSPECTUS

$400,000,000

Stoke Therapeutics, Inc.

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $400,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $400,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “STOK.” On May 18, 2022 the last reported sales price for our common stock was $14.20 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 5 of this prospectus before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $400,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “Stoke,” “Stoke Therapeutics,” the “Company,” “we,” “us,” and “our” refer to Stoke Therapeutics, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Forward-Looking Statements.”

Our Company

We are dedicated to addressing the underlying causes of severe diseases by upregulating protein expression with RNA-based medicines. Using our proprietary TANGO (Targeted Augmentation of Nuclear Gene Output) approach, we are developing antisense oligonucleotides, or ASOs, to selectively restore protein levels. Our initial focus is haploinsufficiencies and diseases of the central nervous system and the eye, although proof of concept has been demonstrated in other organs, tissues, and systems, supporting our belief in the broad potential for our proprietary approach.

Our first compound, STK-001, is in clinical testing for the treatment of Dravet syndrome, a severe and progressive genetic epilepsy. Dravet syndrome is characterized by frequent, prolonged and refractory seizures beginning within the first year of life. The disease is classified as a developmental and epileptic encephalopathy due to the developmental delays and cognitive impairment associated with it. Dravet syndrome is one of many diseases caused by a haploinsufficiency, in which a loss of approximately 50% of normal protein levels leads to disease. We have two ongoing Phase 1/2a open-label studies of STK-001, MONARCH in the United States and ADMIRAL in the United Kingdom. We also have SWALLOWTAIL which is an Open Label Extension study of STK-001 for children and adolescents with Dravet syndrome in the United States. Patients who participated in the MONARCH study and meet study entry criteria are eligible to continue treatment in SWALLOWTAIL which is designed to evaluate the long-term safety and tolerability of repeated doses of STK-001.

We are also pursuing treatment for a second haploinsufficient disease, autosomal dominant optic atrophy, or ADOA, the most common inherited optic nerve disorder. STK-002 is our lead clinical candidate for the treatment of ADOA. STK-002 is designed to upregulate OPA1 protein expression by leveraging the non-mutant (wild-type) copy of the OPA1 gene to restore OPA1 protein expression with the aim to stop or slow vision loss in patients with ADOA.

License and Collaboration Agreement with Acadia Pharmaceuticals Inc.

In January 2022, we entered into a license and collaboration agreement with Acadia Pharmaceuticals Inc., or Acadia, for the discovery, development and commercialization of novel RNA-based medicines for the treatment of severe and rare genetic neurodevelopmental diseases of the central nervous system. The agreement focuses on the targets SYNGAP1, MECP2 (Rett syndrome), and an undisclosed neurodevelopmental target of mutual interest. In connection with each target, we will collaborate with Acadia to identify potential treatments for further development and commercialization as licensed products. With respect to SYNGAP1, we have agreed with Acadia to co-develop and co-commercialize licensed products for such target globally, and in connection therewith we granted to Acadia worldwide, co-exclusive (with us) licenses for such licensed products. With respect to MECP2 and the neurodevelopmental target, we granted to Acadia worldwide, exclusive licenses to develop and commercialize licensed products for such targets.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $400,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

Corporate Information

Stoke Therapeutics, Inc. was founded in June 2014 and was incorporated under the laws of the State of Delaware. Our principal executive offices are located at 45 Wiggins Ave, Bedford, Massachusetts 01730, and our telephone number is (781) 430-8200. Our website address is www.stoketherapeutics.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. The reports are also available at www.sec.gov. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and any other filings we make with the SEC from time to time, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Such statements include, but are not limited to, statements regarding expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, objectives of management, debt financing, our future results of operations and financial position, the direct and indirect impacts of the ongoing COVID-19 pandemic and its variants, the ability of STK-001 to treat the underlying causes of Dravet syndrome and reduce seizures, the ability of STK-002 to treat the underlying causes of ADOA, the timing or receipt of regulatory approvals, expectations regarding our collaboration with Acadia Pharmaceuticals, Inc., the ability of TANGO to design medicines to increase protein production and the expected benefits thereof, our ability to protect our intellectual property, business strategies, market size, potential growth opportunities, prospective products, research and development costs, and the timing and likelihood of success, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus, in documents incorporated by reference into this prospectus or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 45 Wiggins Ave, Bedford, Massachusetts 01730, during normal business hours.

Information about us is also available at our website at http://www.stoketherapeutics.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;

•	our Current Reports on Form 8-K filed on filed on January 10, 2022 and February 17, 2022;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2022;

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 11, 2019 under Section  12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022; and

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filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Stoke Therapeutics, Inc., 45 Wiggins Ave, Bedford, Massachusetts 01730 and our telephone number is (781) 430-8200. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research, clinical and process development and manufacturing of our product candidates, increasing our working capital, reducing indebtedness as applicable, acquisitions, collaborations or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Global Select Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share.

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation, our restated bylaws, as amended, or restated bylaws, and our amended and restated investors’ rights agreement, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

As of March 31, 2022, there were 39,044,669 shares of our common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. For more information about our dividend policy, see “Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus.

Voting rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation, which means that holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation provides for a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also able to increase the number of shares of any series of preferred stock, but not above the total number of authorized shares of preferred stock, or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, in each case without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration rights

Certain of our common stockholders are entitled to rights with respect to the registration of such shares under the Securities Act, as described below. We refer to these shares collectively as registrable securities. These rights are provided under the terms of our amended and restated investors’ rights agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part.

Form S-3 registration rights

Any holder or group of holders of at least 20% of then-outstanding registrable securities can request that we register all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $1.0 million. The stockholders may only require us to effect two registration statements on Form S-3 in a 12-month period. We may postpone taking action with respect to such filing not more than once during any 12-month period for a total period of not more than 120 days, if after receiving a request for registration, we furnish to the holders requesting such registration a certificate signed by our Chief Executive Officer stating that, in the good faith judgment of our board of directors, it would be materially detrimental to us and our stockholders for such registration statement to be effected at such time.

The underwriters of any underwritten offering will have the right to limit the number of shares registered by these holders if they determine that marketing factors require limitation, in which case the number of shares to be registered will be apportioned, in proportion (as nearly as practicable), to the number of registrable securities owned by each holder or in such other proportion as shall mutually be agreed to by all such selling Holders. However, the number of shares to be registered by these holders cannot be reduced unless all other securities are first entirely excluded from the underwriting.

Piggyback registration rights

If we register any of our securities for public sale, holders of then-outstanding registrable securities or their permitted transferees will have the right to include their registrable securities in the registration statement. However, this right does not apply to a registration relating to employee benefit plans, a registration relating to a corporate reorganization, a registration on a form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of registrable securities or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are being registered.

The underwriters of any underwritten offering will have the right to limit the number of shares registered by these holders if they determine that marketing factors require limitation, in which case the number of shares to be registered will be apportioned to the selling holders, in proportion (as nearly as practicable), to the number of registrable securities owned by each selling holder or in such other proportion as shall mutually be agreed to by all such selling holders. However, the number of shares to be registered by these holders cannot be reduced (i) unless all other securities (other than securities to be sold by us) are first entirely excluded from the offering, (ii) below 25% of the total number of securities included in such offering, unless such offering is the initial public offering, in which case the selling holders may be excluded further if the underwriters make the determination for a limitation and no other stockholder’s securities are included in such offering.

Expenses of registration rights

We generally will pay all expenses, other than underwriting discounts and commissions.

Expiration of registration rights

The registration rights described above will expire, with respect to any particular holder of these rights, on the earlier of the fifth anniversary of our initial public offering or with respect to each holder, such time following this offering as all registrable securities of such holder may be sold within a three-month period pursuant to Rule 144.

Anti-Takeover Provisions

Certain provisions of Delaware General Corporation Law, or DGCL, our restated certificate of incorporation and our restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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Board of directors vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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Classified board. Our restated certificate of incorporation and restated bylaws provide that our board of directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

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Stockholder action; special meetings of stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance notice requirements for stockholder proposals and director nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

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Directors removed only for cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

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Amendment of charter provisions. Any amendment of the above expected provisions in our restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding common stock.

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Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

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Choice of forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, our restated bylaws provide that unless we consent in writing to the selection of an alternate forum, the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Nothing in our restated certificate of incorporation or restated bylaws precludes stockholders from asserting claims to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Nasdaq Global Select Market listing

Our common stock is traded on The Nasdaq Global Select Market under the symbol “STOK.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $400,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $400,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the applicable prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, San Francisco, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of Stoke Therapeutics, Inc. and its subsidiary as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$75,000,000

Common stock

Prospectus supplement

Sole Book-Running Manager

J.P. Morgan

   , 2024